UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

August 30, 2012

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 15, 2012, the Company entered into a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) in connection with a private placement (the “Offering”) of (i) 7,000,000 shares of the Company’s Common Stock (“Common Stock”) and Warrants to purchase 5,250,000 shares of Common Stock (the “Warrants”). On August 30, 2012, the Company entered into substantially similar Settlement and Amendment Agreements (each, an “Amendment Agreement,” and collectively, the “Amendment Agreements”) regarding the Securities Purchase Agreement with investors party to the Securities Purchase Agreement.

The Securities Purchase Agreement, as amended by the Amendment Agreements, on a prospective basis no longer requires the Company to issue additional shares of Common Stock to the investors based on the share adjustment provisions of the Securities Purchase Agreement and eliminates any future adjustment requirements. The Amendment Agreements, among other things, also modify certain terms of the Warrants. The Warrants as amended allow the Company to enter into a change of control transaction in which 100% of the Company’s equity is acquired by the acquiror for cash provided that the holder of a Warrant in the event of such a transaction can elect to receive cash equal to the Black-Scholes value of the outstanding Warrants or the value of the shares of Common Stock for which such Warrants are exercisable less the exercise price of the Warrants.

The settlement also allows the Company's subsidiaries to divest assets (up to a defined threshold) in exchange for cash (and/or assumption of liabilities), subject to certain limitations, all as more fully set forth in the Amendment Agreements. Subject to the Amendment Agreements, the decision to divest assets would be made by the Company in its sole discretion.

Under the Amendment Agreements, the Company agreed to pay an aggregate amount of $4,450,000 to the investors, half of which is to be paid by August 31, 2012 and the remaining half is to be paid by October 15, 2012.

The form of the Amendment Agreements is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Amendment Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Form of Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: August 30, 2012	By:	/s/ Fabrice Hamaide
Fabrice Hamaide
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Amendment Agreement